                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Callon Petroleum Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 4, 2001


To the Shareholders of
  Callon Petroleum Company (the "Company"):

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of the Company will be held in Natchez, Mississippi, on Friday, May 4, 2001, at 9:00 a.m., in the Ballroom of the Isle of Capri Hotel, 645 Canal Street, Natchez, Mississippi 39120, for the following purposes:

         1. To elect three Class I directors to hold office until the 2004 Annual Meeting of Shareholders;

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Shareholders of record at the close of business on March 23, 2001 will be entitled to notice of and to vote at, the Annual Meeting, or any adjournment or adjournments thereof.

         Shareholders are cordially invited to attend the Annual Meeting in person. Those individuals who will not attend and who wish for their shares to be voted are requested to sign, date and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

                                           By Order of the Board of Directors

                                           /s/

                                           Robert A. Mayfield
                                           Corporate Secretary

Natchez, Mississippi
April 10, 2001



         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                              ---------------------

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                                 (601) 442-1601

                                -----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               FRIDAY, MAY 4, 2001

                                -----------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation (the "Company"), from holders ("Shareholders") of the common stock, $.01 par value per share ("Common Stock"), of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 4, 2001, at 9:00 a.m., in the Ballroom of the Isle of Capri Hotel, 645 Canal Street, Natchez, Mississippi 39120, and at any adjournment or adjournments thereof (such meeting or adjournment thereof is referred to herein as the "Annual Meeting"), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders ("Notice").

         A proxy in the form accompanying this Proxy Statement (each a "Proxy"), when properly executed and returned, will be voted in accordance with the directions specified on the Proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any Proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth in the Notice. Any Proxy may be revoked at any time before it is exercised by delivering, to the Secretary of the Company, written notice of revocation or by duly executing a Proxy bearing a later date, or by voting in person at the Annual Meeting.

         This Proxy Statement and the accompanying Notice and form of Proxy are being mailed to shareholders on or about April 12, 2001. The Annual Report for the Company's fiscal year ended December 31, 2000 is also being mailed to shareholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the material for the solicitation of Proxies.

         Proxies will be solicited primarily by mail, but employees of the Company may also solicit Proxies in person or by telephone. Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send Proxy materials to the beneficial owners of the Common Stock of the Company. All costs incurred in the solicitation of Proxies will be borne by the Company.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

         (1) The election of the three Class I director nominees to the Board of Directors named herein; and

         (2) The ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

         The Board of Directors is not presently aware of other proposals that may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote in accordance with what they consider to be in the best interests of the Company and its Shareholders.

                               VOTING REQUIREMENTS

         The Board of Directors has fixed the close of business on March 23, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of all shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 200 North Canal Street, Natchez, Mississippi 39120. Such list will also be available at the Annual Meeting and may be inspected by any shareholder who is present. On the Record Date, the Company's outstanding voting securities consisted of 13,353,223 shares of Common Stock. Holders of Common Stock will be entitled to one vote per share of Common Stock held of record on the Record Date for each proposal to be presented at the Annual Meeting.

                            QUORUM AND OTHER MATTERS

         The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum is present under Delaware law, broker non-votes and abstentions count towards the establishment of a quorum. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate. A majority of the votes represented by the shareholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the Company's independent public accountants. Abstaining shares will be considered present at the Annual Meeting for this matter so that the effect of abstentions will be the equivalent of a "no" vote. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

                       BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the Record Date, certain information with respect to the ownership of shares of Common Stock and the Company's $2.125 Convertible Exchangeable Preferred Stock ("Preferred Stock") as to (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each nominee for director, (iv) each of the executive officers named in the Summary Compensation Table, and (v) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of Common Stock and Preferred Stock has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission ("Commission") as of the Record Date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals. Holders of Preferred Stock are not entitled to vote at the Annual Meeting.



                                                                     COMMON STOCK                   PREFERRED STOCK
                                                             -----------------------------  --------------------------------
                                                                BENEFICIAL                    BENEFICIAL
                   NAME AND ADDRESS OF                          OWNERSHIP        PERCENT       OWNERSHIP         PERCENT
                     BENEFICIAL OWNER                              (A)                            (A)
-----------------------------------------------------------  ----------------  -----------  ---------------- ---------------
Directors:
     John S. Callon........................................      295,704(b)       2.20%            0               --
     Fred L. Callon........................................      752,962(c)       5.53%            0               --
         200 North Canal Street
         Natchez, Mississippi  39120
     Dennis W. Christian...................................      274,135(d)       2.02%            0               --
     Leif Dons.............................................       15,000(e)        *               0               --
     Robert A. Stanger.....................................       60,856(f)        *               0               --
     John C. Wallace.......................................    1,954,138(g)      14.57%            0               --
         65 Vincent Square
         London, SW1P 2RX, England
     B. F. Weatherly.......................................       60,367(h)        *               0               --
     Richard O. Wilson.....................................       89,737(i)        *             1,000              *
Named Executive Officers:
     John S. Weatherly.....................................      248,253(j)       1.83%            0               --
     Stephen F. Woodcock...................................       81,131(k)        *               0               --
     Kathy G. Tilley.......................................      178,967(l)       1.32%            0               --
Directors and Executive Officers:
     as a Group (16 persons)...............................    4,279,344(m)      28.72%          1,000              *
Certain Beneficial Owners:
     Ganger Rolf ASA.......................................    1,839,386(n)      13.77%            0               --
         Fred. Olsensgate 2
         0152 Oslo, Norway
     Bonheur ASA...........................................    1,839,386(n)      13.77%            0               --
         Fred. Olsensgate 2
         0152 Oslo, Norway
     State Street Research & Management Company............      824,400(o)       6.17%            0               --
         One Financial Center, Thirtieth Floor
         Boston, Massachusetts  02111-2690
     UBS AG................................................      759,412(p)       5.69%            0               --
         Bahnhofstrasse 45
         8021, Zurich, Switzerland
     NewSouth Capital Management, Inc......................    1,256,250(q)       9.41%            0               --
         1000 Ridgeway Loop Rd., Suite 233
         Memphis, Tennessee  38120
     Scudder Kemper Investments, Inc.......................      811,500(r)       6.08%            0               --
         345 Park Avenue
         New York, New York  10154
     Fleet Boston Corporation..............................      842,718(s)       6.31%            0               --
         One Hundred Federal Street
         Boston, Massachusetts  02110

*less than 1%


(a) Unless otherwise indicated, each of the above persons may be deemed to have sole voting and dispositive power with respect to such shares.

(b) Of the 295,704 shares beneficially owned by John S. Callon, 85,704 are owned directly by him; 10,000 shares are owned in joint tenancy with his wife; 105,000 shares are held in a family limited partnership; 90,000 shares are subject to options under the Company's 1994 Stock Incentive Plan ("1994 Plan") exercisable within 60 days; and 5,000 shares are subject to options under the Company's 1996 Stock Incentive Plan ("1996 Plan") exercisable within 60 days. Shares indicated as owned by John S. Callon do not include 43,501 shares of Common Stock owned by his wife over which he disclaims beneficial ownership.

(c) Of the 752,962 shares beneficially owned by Fred L. Callon, 231,737 shares are owned directly by him; 184,378 shares are held by him as custodian for certain minor Callon Family members; 80,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 171,300 shares are subject to options under the 1996 Plan exercisable within 60 days; and 85,547 shares are held by Fred L. Callon as Trustee of shares held by the Callon Petroleum Company Employee Savings and Protection Plan. Shares indicated as owned by Fred L. Callon do not include 24,939 shares of Common Stock owned by his wife over which he disclaims beneficial ownership.

(d) Of the 274,135 shares beneficially owned by Dennis W. Christian, 32,685 are owned directly by him; 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 181,450 shares are subject to options under the 1996 Plan exercisable within 60 days.

(e) Of the 15,000 shares beneficially owned by Leif Dons, 5,000 shares are subject to options under the 1994 Plan exercisable in 60 days and 10,000 shares are subject to options under the 1996 Plan exercisable in 60 days.

(f) Of the 60,856 shares beneficially owned by Robert A. Stanger, 856 are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 35,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(g) Of the 1,954,138 shares beneficially owned by John C. Wallace, 37,781 shares are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 35,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 16,971 shares are owned by Fred. Olsen, Ltd.; and 1,839,386 shares are owned by Ganger Rolf ASA ("Ganger Rolf") and Bonheur ASA ("Bonheur"). See note (n).

(h) Of the 60,367 shares beneficially owned by B. F. Weatherly, 367 shares are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 35,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(i) Of the 89,737 shares beneficially owned by Richard O. Wilson, 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 35,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 27,464 shares are held in a family limited partnership; and 2,273 shares are issuable upon conversion of 1,000 shares of Preferred Stock held in the family partnership.

(j) Of the 248,253 shares beneficially owned by John S. Weatherly, 27,895 are owned directly by him; 218 shares are held as custodian for his minor children; 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 160,140 shares are subject to options under the 1996 Plan exercisable within 60 days.

(k) Of the 81,131 shares beneficially owned by Stephen F. Woodcock, 6,611 are owned directly by him and 74,520 shares are subject to options under the 1996 Plan exercisable within 60 days.

(l) Of the 178,967 shares beneficially owned by Kathy G. Tilley, 23,127 are owned directly by her; 30,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 125,840 shares are subject to options under the 1996 Plan exercisable within 60 days.

(m) Includes 500,000 shares subject to options under the 1994 Plan exercisable within 60 days and 1,046,370 shares subject to options under the 1996 Plan exercisable within 60 days.

(n) As disclosed on a Schedule 13D/A, filed with the Commission on September 12, 2000, by Ganger Rolf, Bonheur, AS Quatro ("Quatro") and Quatroto AS ("Quatroto"). On August 28, 2000, Ganger Rolf and Bonheur jointly purchased from Fred. Olsen Energy ASA ("F.O. Energy") an aggregate of 1,839,386 shares of Common Stock. Ganger Rolf and Bonheur are currently registered as the joint record owner of, and both possess shared voting and dispositive power with respect to, all of the 1,839,386 shares of Common Stock formerly owned by F.O. Energy. F.O. Energy no longer owns any Common Stock. Ganger Rolf is the owner of 28.81% of the outstanding common stock of F.O. Energy. Bonheur is the owner of 28.81% of the outstanding capital stock of Ganger Rolf. Quatro is the owner of 21.3% of the outstanding capital stock of Bonheur, and Quatroto is the owner of 20.8% of the outstanding capital stock of Bonheur. Quatro and Quatroto disclaim beneficial ownership of the shares of Common Stock owned by Ganger Rolf and Bonheur. John C. Wallace, one of our directors, is a director of Ganger Rolf and Bonheur, as well as other companies associated with Ganger Rolf and Bonheur, and as a result, may be deemed to share the power to vote and dispose of, and therefore be a beneficial owner of the shares of common stock of Ganger Rolf and Bonheur. The principal business address and principal executive offices of Quatro and Quatroto are located at Fred. Olsensgate 2, 0152 Oslo, Norway.

(o) Information is based upon a Schedule 13G, filed with the Commission on February 14, 2001, by State Street Research & Management Company ("State Street"). In this Schedule 13G, State Street represents that it has sole voting power with respect to 784,400 shares and sole dispositive power with respect to all of the shares it beneficially owns.

(p) Information is based on a Schedule 13G, filed with the Commission on February 13, 2001, by UBS AG and its indirect, wholly-owned subsidiary, Brinson Partners, Inc. Both UBS AG and Brinson Partners, Inc. represent that they possess sole voting and shared dispositive power with respect to all of these shares. Brinson Partners, Inc.'s principal business office is located at 209 South LaSalle, Chicago, Illinois 60604-1295.

(q) Information is based upon a Schedule 13G, filed with the Commission on February 9, 2001, by NewSouth Capital Management, Inc.

(r) Information is based upon a Schedule 13G, filed with the Commission on February 14, 2001 by Scudder Kemper Investments, Inc. ("Scudder"). In this Schedule 13G, Scudder represents that it has sole voting power with respect to 478,400 shares, shared voting power with respect to 24,000 shares and sole dispositive power with respect to all of these shares.

(s) Information is based upon a Schedule 13G, filed with the Commission on February 14, 2001, by Fleet Boston Corporation ("Fleet Boston"). In this Schedule 13G, Fleet Boston represents that it has sole voting power with respect to 723,718 shares and sole dispositive power with respect to all of these shares.




                                   PROPOSAL I

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes of nearly equal size, designated as Class I (currently with three directors), Class II (currently with three directors) and Class III (currently with two directors). Initially, directors in each class were elected to hold office for terms of one year, two years and three years, respectively. Upon the date of each annual meeting after such initial classification, directors elected to succeed those directors whose terms expire serve for a term which expires on the date of the third succeeding annual meeting of shareholders after their election.

         The terms of the three Class I directors, Messrs. Robert A. Stanger, John C. Wallace and Richard O. Wilson, will expire on the date of the Annual Meeting. Messrs. Robert A. Stanger, John C. Wallace and Richard O. Wilson (the "Nominees") have been nominated to serve as Class I directors until the 2004 Annual Meeting and until their respective successors have been duly elected and qualified. Each of the Nominees was nominated by the Board of Directors.

         It is intended that all shares of Common Stock represented by the Proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Annual Meeting, the person or persons exercising the Proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Annual Meeting in order to eliminate the vacancy. The Nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See "Shareholders' Proposals for 2002 Annual Meeting."

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information with respect to the Nominees and all current directors whose terms will continue after the Annual Meeting and present executive officers of the Company. Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.



                                                   COMPANY POSITION
                NAME                     AGE            SINCE                   PRESENT COMPANY POSITION
------------------------------------- ----------  ------------------  ----------------------------------------------
CLASS I DIRECTORS:
(Term Expires in 2001)
Robert A. Stanger..................      61             1995          Director; Nominee
John C. Wallace....................      62             1994          Director; Nominee
Richard O. Wilson..................      71             1995          Director; Nominee

CLASS II DIRECTORS:
(Term Expires in 2002)
John S. Callon.....................      81             1994          Director; Chairman of the Board
Leif Dons..........................      51             1999          Director
B. F. Weatherly....................      56             1994          Director

CLASS III DIRECTORS:
(Term Expires in 2003)
Fred L. Callon.....................      51             1994          Director; President; Chief Executive
                                                                          Officer
Dennis W. Christian................      54             1994          Director; Senior Vice President; Chief
                                                                          Operating Officer

OTHER EXECUTIVE OFFICERS:
James O. Bassi.....................      46             1997          Vice President; Controller
Robert A. Mayfield.................      50             2000          Corporate Secretary
Thomas E. Schwager.................      50             1997          Vice President
H. Clark Smith ....................      48             2001          Corporate Information Officer
Rodger W. Smith....................      51             1999          Treasurer
Kathy G. Tilley....................      55             1996          Vice President
John S. Weatherly..................      49             1994          Senior Vice President; Chief Financial
                                                                          Officer
Stephen F. Woodcock................      49             1997          Vice President

         The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

         James O. Bassi is Vice President and Controller of the Company and Callon Petroleum Operating Company ("Callon Petroleum Operating"). Prior to being appointed Vice President in November 1997, he had been Controller since June 1997. Prior thereto he was Manager of the Accounting Department for the Company and Callon Petroleum Operating. Mr. Bassi has been employed by the Company and its predecessors for a total of ten years. Prior to his employment by the Company, he was employed by Arthur Andersen LLP. He received his B.S. degree in accounting in 1976 from Mississippi State University. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.

         Fred L. Callon has been President and Chief Executive Officer of the Company and Callon Petroleum Operating since January 1997. Prior to January 1997, he was President and Chief Operating Officer of the Company and had held that position with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. He graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. He is the nephew of John S. Callon.

         John S. Callon is Chairman of the Board of Directors of the Company and Callon Petroleum Operating. Effective January 2, 1997, John S. Callon resigned from his position as Chief Executive Officer of the Company, a position he held since 1980. Mr. Callon founded the Company's predecessors in 1950, and has held an executive office with the Company or its predecessors since that time. He has served as a director of the Mid-Continent Oil and Gas Association and as the President of the Association's Mississippi-Alabama Division. He has also served as Vice President for Mississippi of the Independent Petroleum Association of America. He is a member of the American Petroleum Institute. Mr. Callon is the uncle of Fred L. Callon.

         Dennis W. Christian has been Senior Vice President and Chief Operating Officer of the Company and Callon Petroleum Operating since January 1997. Prior to January 1997, he was Senior Vice President of Operations and Acquisitions and had held that or similar positions with the Company or its predecessors since 1981. Prior to joining Callon Petroleum Operating, he was resident manager in Stavanger, Norway, for Texas Eastern Transmission Corporation. His previous experience includes five years with Chevron U.S.A. Inc. Mr. Christian received his B.S. degree in petroleum engineering in 1969 from Louisiana Polytechnic Institute.

         Leif Dons has since 1997 been Senior Vice President, Business Development of Fred. Olsen Energy ASA, a publicly held Norwegian company engaged in the offshore energy service industry. From 1992 until 1997, Mr. Dons was employed by Kvaerner ASA in various positions, including the fields of international operations and the commercialization of new technology, and as resident country manager responsible for Israel and Palestine. From 1983 until 1991, he served as the managing director of Norwegian Oil Consortium A/S & Co., an oil company with producing properties in Norway. He negotiated the sale of that company in 1991. From 1973 until 1983, Mr. Dons held various positions as an analyst, staff engineer and economist at the Pulp and Paper Research Institute, Norway and Saga Petroleum ASA. Mr. Dons received a Master of Science degree in engineering from the Norwegian Institute of Technology in 1973.

         Robert A. Mayfield is the Corporate Secretary and oversees Tax Services for the Company and Callon Petroleum Operating. He was appointed Corporate Secretary in February 2000. Prior to that, he had served as the Manager of Tax Services and Securities and Exchange Commission Reporting since 1981. Prior to joining Callon, he was employed by McCormick Oil and Gas Company in Houston, Texas, where he served as an assistant to the tax manager. Mr. Mayfield received a B.S. degree in accounting from Louisiana Tech University in 1972 and is a member of the American Society of Corporate Secretaries.

         Thomas E. Schwager is Vice President of Engineering and Operations for the Company and Callon Petroleum Operating. Prior to being appointed to the position in November 1997, he has held engineering positions with the Company and its predecessors since 1981. Prior to joining the Company, Mr. Schwager held various engineering positions with Exxon Company USA in Louisiana and Texas. He received his B.S. degree in petroleum engineering from Louisiana State University in 1972. He is a registered professional engineer and a member of the Society of Petroleum Engineers.

         H. Clark Smith is Corporate Information Officer for the Company and Callon Petroleum Operating. He was appointed to this position in March 2001. He has served as Manager - Information Technology since January 1990 and in other computer related positions with the Company and its predecessors since 1983. At Mississippi State University, he majored in Industrial Technology. During his tenure with the Company, he has received extensive technical and management training from the University of Southern Mississippi, International Business Machines, Microsoft, Novell, and Arthur Andersen & Company. He has also served as Manager - Information Services with Jefferson Davis Regional Medical Center and as a principal of the consulting firm, Mississippi Computing Consultants.

         Rodger W. Smith is the Treasurer for the Company and Callon Petroleum Operating. Prior to being appointed to that position in April 1999, he had served as Manager of Budget and Analysis since 1994. Before that, Mr. Smith was Manager of Exploration and Production Accounting and has been employed by Callon and its predecessors since 1983. Prior to his employment with Callon, he was employed by International Paper Company as a plant controller. He received his B.S. degree in accounting from the University of Southern Mississippi in 1973.

         Robert A. Stanger has been the managing general partner since 1978 of Robert A. Stanger & Company, Inc., a Shrewsbury, New Jersey-based firm engaged in publishing financial material and providing investment banking services to the real estate and oil and gas industries. He is a director of Citizens Utilities, Stamford, Connecticut, a provider of telecommunications, electric, natural gas, and water services and Electric Lightwaves, Inc., Seattle, Washington, a regional fiber optic telephone company. Previously, Mr. Stanger was Vice President of Merrill Lynch & Co. He received his B.A. degree in economics from Princeton University in 1961. Mr. Stanger is a member of the National Association of Securities Dealers and the New York Society of Security Analysts.

         Kathy G. Tilley is Vice President of Business Development for the Company and Callon Petroleum Operating and has held that position since April 1996. She was employed by Callon Petroleum Operating in December 1989 as Manager of Acquisitions and prior thereto, held that or similar positions as a consultant since 1981. Ms. Tilley received her B.A. degree in economics from Louisiana State University in 1967.

         John C. Wallace is a Chartered Accountant having qualified with PricewaterhouseCoopers in Canada in 1963, after which he joined Baring Brothers & Co., Limited in London, England. For over fifteen years, he has served as Chairman of Fred. Olsen Ltd., a London-based corporation which he joined in 1968 and which specializes in the business of shipping and property development. He is a director of Fred. Olsen Energy ASA, a publicly held Norwegian company engaged in the offshore energy service industry; Harland & Wolff PLC, Belfast, a shipbuilding yard for the offshore oil and gas industry; and Ganger Rolf ASA and Bonheur ASA, Oslo, both publicly-traded shipping companies.

         B. F. Weatherly is a principal of Amerimark Capital Group, Houston, Texas, an investment-banking firm, and has held that position since 1989. He is also a general partner of CapSource Fund, L.P., Jackson, Mississippi, an investment fund, and has held that position since 1997. He received a Master of Accountancy degree from the University of Mississippi in 1967. He has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Weatherford International, Inc. B. F. Weatherly and John S. Weatherly are brothers.

         John S. Weatherly is Senior Vice President and Chief Financial Officer for the Company and Callon Petroleum Operating. Prior to April 1999, Mr. Weatherly also held the position of Treasurer. Prior to April 1996, he was Vice President, Chief Financial Officer and Treasurer of the Company and had held these positions since 1983. Prior to joining Callon Petroleum Operating in 1980, he was employed by Arthur Andersen LLP since 1974. He received his B.B.A. degree in accounting in 1973 and his M.B.A. degree in 1974 from the University of Mississippi. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. John S. Weatherly and B. F. Weatherly are brothers.

         Richard O. Wilson is an Offshore Consultant. In his 45 years of working in offshore drilling and construction, he spent two years with Zapata Offshore and 21 years with Brown & Root, Inc. working in various managerial capacities in the Gulf of Mexico, Venezuela, Trinidad, Brazil, the Netherlands, the United Kingdom and Mexico. He was a director and senior group vice president of Brown & Root, Inc. and senior vice president of Halliburton, Inc. For 18 years he was associated with Fred. Olsen Interests where he served as Chairman of OGC International PLC, Dolphin A/S and Dolphin Drilling Ltd. Since the sale of OGC International PLC to Halliburton, Inc. in 1997, he has been a consultant to Brown & Root, Inc. He holds a B.S. degree in civil engineering from Rice University. Mr. Wilson is a Fellow in the American Society of Civil Engineers, is a member of the Institute of Petroleum, London, England, and a Director of the Museum of Printing History in Houston, Texas. In 2000 he was elected an Industry Pioneer by the Offshore Energy Center, Houston, Texas.

         Stephen F. Woodcock is Vice President of Exploration for the Company and Callon Petroleum Operating, being appointed to this position in November 1997. Prior to being appointed to this position, Mr. Woodcock had served as Manager of Geology and Geophysics since his initial employment by the Company and Callon Petroleum Operating in 1995. Prior thereto, he was manager of geophysics for CNG Producing Company and division geophysicist for Amoco Production Company. Mr. Woodcock received a masters degree in geophysics from Oregon State University in 1975.

         All officers and directors (including the Nominees) of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada, and Mr. Dons, who is a citizen of Norway.

STOCKHOLDERS' AGREEMENT

         Pursuant to a Stockholders' Agreement ("Stockholders' Agreement") among certain members of the Callon family ("Callon Family"), NOCO Enterprises, L.P. ("NOCO") and F.O. Energy dated September 16, 1994, the Callon Family, on the one hand and NOCO and F.O. Energy on the other hand, each elected two directors to the Company's Board of Directors. Specifically, the Stockholders' Agreement provided that the Callon Family, NOCO and F.O. Energy would use their best efforts, including voting the shares of Common Stock which they owned, to cause the Company's Board of Directors to be composed of at least four members, two of such members to be selected by the Callon Family and two of such members to be selected by NOCO and F.O. Energy. Messrs. Wallace and Dons were elected to the Board as representatives of NOCO and F.O. Energy, and Messrs. Fred and John Callon were elected to the Board as representatives of the Callon Family. The Stockholders' Agreement expired on September 16, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted, with copies of all Section 16(a) forms they file with the Commission.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2000, all of the Company's officers, directors and greater than ten percent shareholders had complied with all Section 16(a) filing requirements.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Each non-employee director receives an annual fee of $10,000 for service on the Board of Directors. Under the 1994 Plan, each non-employee director received an annual automatic grant of an option to purchase 5,000 shares of Common Stock for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Pursuant to the 1996 Plan, an option to purchase 5,000 shares of Common Stock is to be granted to each non-employee director on the date he or she is initially elected or appointed to the Board for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Thereafter, for each subsequent year in which the non-employee director is still serving as director, he or she shall automatically be granted an option to purchase an additional 5,000 shares on the same terms. On August 23, 1996, the Compensation Committee authorized a one-time grant to each non-employee director of an option to purchase 20,000 shares of Common Stock under the 1996 Plan at a purchase price of $12.00 per share, the fair market value of the Common Stock on such date. One-fourth of each option vests at each succeeding annual meeting of directors following each annual shareholders' meeting, beginning with the 1997 Annual Meeting. On July 25, 2000, the Compensation Committee authorized a one-time grant to each non-employee director of an option to purchase 20,000 shares of Common Stock under the 1996 Plan at a purchase price of $10.50 per share, the fair market value of the Common Stock on such date. One-fourth of each option vests on August 23, 2000 and the remaining vests equally at each succeeding annual meeting of directors following each annual shareholders' meeting, beginning with the 2001 Annual Meeting.

         During 2000, the Board of Directors of the Company met formally eight times and executed thirteen unanimous written consents. All directors attended at least 75% of the total number of meetings of the Board of Directors.

         In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the entire Board of Directors. Committee members are not remunerated in addition to their annual Board retainer.

         AUDIT COMMITTEE. The Committee monitors the Company's internal accounting controls, reviews quarterly and annual financial information and reviews the services and fees of the independent auditors. The Board of Directors has adopted an Audit Committee Charter that is attached as Appendix I. Members are Messrs. Robert A. Stanger, Richard O. Wilson and John C. Wallace. All of the members of the Audit Committee meet the New York Stock Exchange's independence requirements. The Audit Committee held three meetings during 2000, and all members of the Audit Committee attended the meetings.

         COMPENSATION COMMITTEE. The Compensation Committee establishes and approves the terms of employment of senior executive officers and reviews and approves management's recommendations concerning compensation of the other executive officers and certain other employees. Members are Messrs. B. F. Weatherly, Chairman, Robert A. Stanger, John C. Wallace and Richard O. Wilson. The Compensation Committee held three meetings during 2000, and all members of the Compensation Committee attended all meetings.

TRANSACTIONS WITH RELATED PERSONS

         REGISTRATION RIGHTS. The Callon Family (including John S. Callon and Fred L. Callon) is party to a Registration Rights Agreement dated September 16, 1994 (the "Registration Rights Agreement"), pursuant to which they are entitled to require the Company to register Common Stock owned by them with the Commission for sale to the public in a firm commitment public offering and generally to include shares owned by them in registration statements filed by the Company. NOCO and the Company have entered into a similar agreement, which was subsequently amended to include F.O. Energy. The registration rights agreement with F.O. Energy also covers Common Stock held by its assignees, Ganger Rolf and Bonheur.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors assists the board in overseeing the Company's accounting, auditing and financial reporting practices. The Company's management has primary responsibility for preparing the Company's financial statements and implementing its internal accounting controls. The Audit Committee overseas these activities in order to ensure their quality and integrity. The Audit Committee has reviewed the audited financial statements in the Company's Annual Report for the year ended December 31, 2000 with management. The Audit Committee's discussions with management included a review of the quality, not just the acceptability, of the accounting principles used to prepare, the reasonableness of significant judgements with respect to, and the clarity of disclosures in the Company's financial statements.

         The Audit Committee reviewed the quality of the accounting principles used in preparing our financial statements with Arthur Andersen LLP, the independent public accountants who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee also discussed with Arthur Andersen LLP such other matters as are required to be discussed with its independent auditors under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

         AUDIT FEES. For the year ended December 31, 2000, the aggregate fees billed to the Company by its principal accounting firm, Arthur Andersen LLP, for services related to Arthur Andersen LLP's audit of the Company's financial statements and reviews of its Form 10-Qs and Form 10-K for 2000 were $115,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. The Company was not billed any amounts during 2000 by Arthur Andersen LLP for operating or supervising its information system, or designing a hardware or software system that aggregates data for, or generates information that is significant to, the Company's financial statements.

         ALL OTHER FEES. The aggregate amount of all other fees Arthur Andersen LLP billed to the Company during 2000 was $29,200.

         After reviewing the non-audit services provided by Arthur Andersen LLP and engaging in discussions with Arthur Andersen LLP regarding their independence, the Audit Committee determined that the non-audit services provided to the Company by Arthur Andersen LLP were not inconsistent with Arthur Andersen LLP's status as independent auditors. The Audit Committee has received the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1.

         Based on its reviews of the Company's audit financial statements and the discussions with management and Arthur Andersen LLP discussed above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission.

                                          Robert A. Stanger
                                          Richard O. Wilson
                                          John C. Wallace

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as to whom the total salary and bonus for the years ended December 31, 2000, 1999 and 1998 exceeded $100,000.



                                                                                LONG-TERM
                                        ANNUAL COMPENSATION                COMPENSATION AWARDS
                             ------------------------------------------ --------------------------
                                                              OTHER      RESTRICTED   SECURITIES
                                                              ANNUAL       STOCK      UNDERLYING    ALL OTHER
                                      SALARY      BONUS    COMPENSATION   AWARD(S)     OPTIONS     COMPENSATION
                              YEAR    ($)(A)     ($)(B)       ($)(C)       ($)(D)        (#)          ($)(E)
                             ------ ----------  ---------  ------------ ------------ ------------- ------------
Fred L. Callon............    2000     262,650   211,000       --             --        110,000        30,229
   President and Chief        1999     264,616   174,000       --             --             --        30,298
   Executive Officer          1998     242,727        --       --             --         60,000        27,965

Dennis W. Christian.......    2000     241,638   195,000       --             --         65,000        28,328
   Sr. Vice President         1999     243,446   169,000       --             --         35,000        28,420
   and Chief Operating        1998     221,473        --       --             --         55,000        26,050
   Officer

John S. Weatherly.........    2000     210,120   169,000       --             --         58,000        25,200
   Sr. Vice President         1999     211,692   147,000       --             --         31,000        25,270
   and Chief Financial        1998     195,202        --       --             --         45,000        23,427
   Officer

Kathy G. Tilley...........    2000     178,602   135,000       --             --         48,000        19,528
   Vice President             1999     179,939   133,000       --             --         25,000        19,535
                              1998     164,850        --       --             --         30,000        17,818

Stephen F. Woodcock.......    2000     151,497   100,000       --             --         44,000        16,562
   Vice President             1999     152,630   105,000       --             --         25,000        16,593
                              1998     144,200        --       --        412,500             --        15,599

(a) The Company issues payroll checks every other Friday. For 1999, there were twenty-seven payroll checks issued and for 2000, there were twenty-six payroll checks issued.

(b) The amounts represent that portion of bonuses declared in February 2001 and March 2000 and earned by service during 2000 and 1999, respectively. Generally, bonus compensation is not payable unless the executive remains employed by the Company through the date bonus compensation is declared, which is generally in March of the following year. These amounts also include amounts deferred.

(c) None of the named executive officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(d)      On January 6, 1998, 25,000 performance shares were awarded to Stephen
         F. Woodcock and 10% of the shares vested on that date. On January 1, 1999, an additional 20% of the shares vested. On February 18, 1999, the Board of Directors approved, upon the Compensation Committee's recommendation, the vesting of the balance of the performance shares granted. The closing price of the Common Stock on the NYSE on January 6, 1998 was $16.50 per share.

(e) Amounts reflect the Company's contribution in 2000, 1999, and 1998 of $26,265, $26,462, and $24,273 to Fred L. Callon's 401(k) savings plan and payment of $3,964, $3,836 and $3,692 term life insurance premiums; $24,164, $24,344 and $22,147 to Mr. Christian's 401(k) savings plan and payment of $4,164, $4,076 and $3,903 term life insurance premiums; $21,012, $21,169 and $19,520 to Mr. Weatherly's 401(k) savings plan and payment of $4,188, $4,101 and $3,907 term life insurance premiums; $17,860, $17,994 and $16,485 to Ms. Tilley's 401(k) savings plan and payment of $1,668, $1,541 and $1,333 term life insurance premiums; and $15,150, $15,283 and $14,420 to Mr. Woodcock's 401(k) savings plan and payments of $1,412, $1,310 and $1,179 term life insurance premiums.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Fred L. Callon, Dennis W. Christian and John S. Weatherly entered into employment agreements with the Company effective September 1, 1996 that expired on January 1, 2001. The agreements provided that Mr. Callon, Mr. Christian and Mr. Weatherly would receive an annual base salary of at least $200,000, $175,000 and $165,000, respectively, and that they would be entitled to participate in any incentive compensation program established by the Company for its executive officers.

         The Company entered into a consulting agreement with John S. Callon, effective as of January 2, 1997, the day he retired as Chief Executive Officer of the Company. The agreement was amended on February 18, 1999. Pursuant to the agreement, John S. Callon provides consulting services to the Company on matters pertaining to corporate or financial strategy, investor relations and public/private financing opportunities. The agreement remains in effect from the effective date until December 31, 2001, subject to renewal for succeeding five-year periods unless earlier terminated. As compensation for his services under the agreement, John S. Callon is paid a fee ("Consultation Fee") of not less than $190,000 per year increased annually based upon the change in the Consumer Price Index, as adjusted for inflation. In addition, he will remain eligible to participate in the Company's major medical and disability coverage, and will be entitled to participate in all other employee benefit plans (other than a cash bonus program) provided to full-time executives of the Company. As an inducement for entering into the agreement, John S. Callon was granted 25,000 restricted shares of Common Stock, 20% of which vests on each of the first five anniversaries of the effective date of the agreement. On February 18, 1999, the Board of Directors approved the Compensation Committee's recommendation that all unvested restricted shares be vested as of such date.

         Upon termination of the agreement other than for cause, John S. Callon or his spouse shall be entitled to receive a termination payment equal to the Consultation Fee, as adjusted for inflation, to be paid annually until the later of the death of John S. Callon (if applicable) or his spouse. In lieu of the termination payment, John S. Callon or his spouse may elect to receive, subject to the approval of the Board of Directors, a lump sum payment of $1.5 million. In addition, if the agreement terminates due to the Company's breach, John S. Callon and his spouse shall be entitled to liquidated damages. The Company may terminate the agreement for cause. "Cause" is defined generally in the agreement as willful misconduct or intentional and continual neglect of duties which has materially and adversely affected the Company.

         Pursuant to the 1994 Plan and the 1996 Plan, in the case of a merger or consolidation where the Company is not the surviving entity, or if the Company is about to sell or otherwise dispose of substantially all of its assets while unvested options remain outstanding, the Compensation Committee or other plan administrator may, in its discretion and without shareholder approval, declare some or all options exercisable in full before or simultaneously with such merger, consolidation or sale of assets without regard for prescribed waiting periods. Alternatively, the Compensation Committee or other plan administrator may cancel all outstanding options provided option holders are given notice and a period of 30 days prior to the merger, consolidation or sale to exercise the options in full.

STOCK-BASED PLANS

         The Company currently maintains two Common Stock-based incentive plans for employees: the Callon Petroleum Company 1994 Stock Incentive Plan and the Callon Petroleum Company 1996 Stock Incentive Plan. The Company in the past has used and will continue to use stock options and performance share grants to attract and retain key employees in the belief that employee stock ownership and stock related compensation devices encourage a community of interest between employees and shareholders.

         1994 PLAN. The 1994 Plan was adopted on June 30, 1994. Pursuant to the 1994 Plan, 600,000 shares of Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee currently are Messrs. Stanger, Wallace, B. F. Weatherly and Wilson. No awards were granted under the 1994 Plan during 1998 other than automatic grants to non-employee directors. Automatic option grants to non-employee directors during 1999 were 25,000 shares. In addition, during 1999 the Compensation Committee approved option grants of 38,750 shares to certain officers and employees. No awards were granted under the 1994 Plan during 2000. As of March 23, 2001, there were 370 shares of Common Stock available for grant under the 1994 Plan.

         1996 PLAN. On August 23, 1996, the Board of Directors of the Company approved and adopted the 1996 Plan and granted awards thereunder to various employees. The 1996 Plan was approved by the shareholders of the Company at the 1997 Annual Meeting. Pursuant to the 1996 Plan, 900,000 shares of Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. On August 20, 1998, the Board of Directors amended the 1996 Plan, as permitted pursuant to the terms of the 1996 Plan, to increase the number of shares of Common Stock reserved for issuance by 300,000 shares to 1,200,000 shares. During March 1999, the Compensation Committee approved option grants of 206,750 shares to certain officers and employees. During March 2000, the Compensation Committee approved option grants for 533,000 shares to certain officers and employees. Pursuant to Proposal II of the 2000 Proxy Statement, the shareholders approved an increase in the available number of shares of Common Stock reserved for issuance by 1,000,000 shares to 2,200,000 shares. As of March 23, 2001, there were 235,123 shares of Common Stock available for grant under the 1996 Plan.

         BONUS PLAN. In 1996, the Board of Directors authorized the establishment of a cash bonus program (the "Bonus Plan") to be administered by the Compensation Committee in accordance with formulas or procedures determined by the Compensation Committee on an annual basis. Each year, the Compensation Committee establishes target level bonuses as a percentage of base salary for certain officers, managers and staff members. The Committee also establishes financial and operating goals to be achieved by the Company during the year and assigns a relative weighting percent to each goal. Cash bonus awards for the year are then based upon the extent to which such goals were achieved during the year. See "--Report on Executive Compensation."

         1997 EMPLOYEE STOCK PURCHASE PLAN. In 1997, the Board of Directors authorized the implementation of the Callon Petroleum Company 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"), which was approved by the Company's shareholders at the 1997 Annual Meeting. The Plan provides eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan. An aggregate of 250,000 shares of Common Stock have been reserved for issuance over the ten-year term of the 1997 Purchase Plan. The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date within an offering period is equal to eighty-five percent of the fair market value per share of Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the number and terms of options to purchase Common Stock granted during 2000 to the Chief Executive Officer and the four most highly compensated executive officers named in the Summary Compensation Table. The options described below were granted on March 23, 2000. The exercise price is $10.50 per share and is equal to the fair market value of the Common Stock at the close of business on the day prior to grant date. The closing price of the Common Stock on the New York Stock Exchange on March 22, 2000 was $10.50 per share. Thirty-three percent (33%) of each grant became vested and exercisable on August 23, 2000. Thirty-four percent of each grant becomes vested on August 23, 2001 and the remaining thirty-three percent (33%) becomes vested on August 23, 2002.

                              OPTION GRANTS IN 2000



                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                                   STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                                               FOR OPTION TERM
------------------------------------------------------------------------------------------------ -----------------------------
                              NUMBER OF         PERCENT
                              SECURITIES        OF TOTAL
                              UNDERLYING        OPTIONS
                               OPTIONS         GRANTED TO      EXERCISE
                               GRANTED        EMPLOYEES IN      PRICE
           NAME                  (#)           FISCAL YEAR      ($/SH)       EXPIRATION DATE        5% ($)        10% ($)
--------------------------- ---------------  --------------  ------------ --------------------- ------------- ---------------
Fred L. Callon.............     110,000            17.11         10.50        March 23, 2010        726,373       1,840,773
Dennis W. Christian........      65,000            10.11         10.50        March 23, 2010        429,221       1,087,729
John S. Weatherly..........      58,000             9.02         10.50        March 23, 2010        382,997         970,589
Kathy G. Tilley............      48,000             7.47         10.50        March 23, 2010        316,963         803,246
Stephen F. Woodcock........      44,000             6.84         10.50        March 23, 2010        290,549         736,309

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information concerning the number and value of unexercised options to purchase Common Stock by the Chief Executive Officer and the four most highly compensated executive officers named in the Summary Compensation Table at December 31, 2000. No stock options were exercised by such persons in 2000.

                 AGGREGATED OPTION EXERCISES IN 2000 AND OPTION
                           VALUES AT DECEMBER 31, 2000



                                                                       UNEXERCISED OPTIONS AT DECEMBER 31, 2000
                                                                   --------------------------------------------------
                                                                        NUMBER OF                  VALUE OF
                                                                        UNDERLYING               IN-THE-MONEY
                                                        VALUE           SECURITIES                 OPTIONS
                                  SHARES ACQUIRED     REALIZED         EXERCISABLE/              EXERCISABLE/
            NAME                  ON EXERCISE (#)        ($)         UNEXERCISABLE (A)       UNEXERCISABLE ($)(B)
------------------------------  --------------------  -----------  ----------------------  --------------------------
Fred L. Callon................          --                --           221,300/103,700        1,365,700/ 634,613
Dennis W. Christian...........          --                --           213,700/ 71,300        1,363,308/ 434,348
John S. Weatherly.............          --                --           195,890/ 63,110        1,245,375/ 382,595
Kathy G. Tilley...............          --                --           137,340/ 50,660          859,495/ 304,693
Stephen F. Woodcock...........          --                --            67,520/ 36,480          413,281/ 215,220

(a)      Represents awards granted under the 1994 Plan and the 1996 Plan.
(b) On December 31, 2000, the closing price of the Common Stock on the New York Stock Exchange was $16.6875.

LONG-TERM INCENTIVE PLAN AWARDS

         Other than the 1994 Plan and the 1996 Plan, the Company does not have a long-term incentive plan for its employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee are Messrs. Robert
A. Stanger, John C. Wallace, B. F. Weatherly and Richard O. Wilson, none of whom are or have been officers or employees of the Company.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is composed of four non-employee directors who make recommendations to the Board with respect to the annual base and bonus compensation of the executive officers of the Company. The Compensation Committee also administers the Company's employee benefit plans.

         COMPENSATION POLICY. The Company's goal with respect to its executive compensation policy is to attract and retain executives who have the ability to lead Callon in achieving its business objectives in a highly competitive industry. To this end, the Company's compensation policy is comprised of three elements: (1) base compensation, (2) bonus compensation, and (3) stock-based compensation. Historically, the Company has provided for conservative base salaries with more aggressive incentive compensation in order to emphasize pay for performance. In addition, the Committee awards stock-based compensation to encourage greater executive focus on stockholder value.

         In the past, the Company had entered into employment agreements with certain of its executive officers. These agreements established an initial base salary subject to upward adjustment by the Board of Directors or the Compensation Committee and provide that such officers are entitled to participate in the Company's incentive compensation programs. All of these agreements expired in early 2001, and the Committee has decided not to enter into new agreements at this time. The Committee's decision was based on its belief that employment agreements are not needed in order to retain the Company's executive officers. In the future, the Committee may determine that employment or other agreements with its executive officers are necessary in order to retain key employees and achieve the Company's long-term growth objectives.

         Currently, the Committee does not intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; however, the Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

         BASE COMPENSATION. The Compensation Committee reviews each executive officer's salary annually. For 2000, the compensation for Messrs. Fred L. Callon, Dennis W. Christian and John S. Weatherly was subject to outstanding compensation agreements. The Committee has applied the same principals to establish base compensation since the Company was formed in 1994, taking into account both competitive realities and subjective factors. The base compensation decision has no specific relationship to Company performance. As its primary consideration, the Committee evaluates compensation set for comparable positions by the Company's competitors, targeting the median of such compensation. To determine base salaries paid by such peer group companies, the Committee analyzes published industry survey data and proxy and annual report information among energy companies of similar size, complexity and activity. From time to time, the Company also engages independent compensation consulting firms. With input from management of the Company, the Committee also takes into account certain subjective factors such as individual performance and contribution to the Company's success, seniority, experience level, internal equities within the Company and general economic and industry conditions. No specific weight, however, is assigned to these factors if they are considered.

         After reviewing the salary levels of the Company's peers, the Company decided to increase the base salaries of the Company's executive officers for 2000 by 3%. In addition to evaluating salary increases in the industry, the Committee also took into account a subjective valuation of each individual officer's contributions to the Company's performance in 1999, potential contributions during 2000 and general inflationary considerations. This cost of living increase was intended to match similar increases by the Company's competitors and reflects the Committee's commitment to maintaining competitive salary levels.

         BONUS COMPENSATION. In 1996, the Board of Directors established the Bonus Plan in order to tie compensation to certain fiscal targets affecting short and long-term share price performance. Since that time, bonus compensation has been awarded under the Bonus Plan as administered by the Compensation Committee. As prescribed by the Bonus Plan, the Committee adheres to a formal mechanism for determining annual bonus compensation. At the core of this mechanism are pre-set financial and operating goals established by the Committee as determinants of share price over time. For 2000, these goals were set with respect to cash flow, net income, net reserve additions and finding costs. The Committee assigns to each goal a relative weighting percent, which is multiplied at year-end by the percentage by which each such goal was achieved in order to determine the "Weighted Goal Achieved." The Committee then derives the "Total Goal Achieved" by adding together each Weighted Goal Achieved. In addition, the Committee establishes target level bonuses as a percentage of base salary for officers and other employees. If the Total Goal Achieved at year-end is (i) less than 80%, no bonuses will be awarded under the Bonus Plan; (ii) between 80% and 120%, bonuses will be awarded at 80% to 120% of the target level; and (iii) more than 120%, additional bonuses will be awarded at the discretion of the Committee. For the year ended December 31, 2000, the Total Goal Achieved was 173% of the goals set for 2000. Accordingly, bonus compensation was awarded. The Compensation Committee anticipates following a similar formula for determining cash bonuses for 2001, subject to adjustment for 2001 performance goals.

         STOCK-BASED COMPENSATION. The Company relies heavily upon stock options to compensate executive officers. The Committee generally subjects option grants to a vesting schedule and establishes the exercise price as the fair market value (based on trading on the New York Stock Exchange) of the Common Stock on the date of grant. The Committee believes that these terms align the interests of the Company's executives with those of its stockholders.

         To determine the timing and amount of stock-based awards, the Compensation Committee considers the factors set forth under "Base Compensation" above as well as the employee's ability to influence the Company's future performance. The Committee also takes into account the number of outstanding unvested options held by an executive officer as well as the size of previous option awards to such executive officer. After reviewing the number of options granted by its peers to executive officers, the Committee decided to grant options in 2000 to certain executive officers in order to maintain a competitive compensation package. The Committee granted these options under the 1996 Plan to executive officers and other employees of the Company to equalize their position vis-a-vis their counterparts in the industry.

         In the past, the Committee has issued performance shares to executive officers. There are no performance shares currently outstanding; however, the Committee will continue to monitor the Company's stock-based compensation program to determine if performance shares should be granted in the future.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. Pursuant to the employment agreement between Fred L. Callon and the Company that was in effect during 2000, Mr. Callon's annual base salary was set at a floor of $200,000, subject to increase by the Board of Directors or the Compensation Committee. Mr. Callon's base salary was increased by the Committee to $262,650 for 2000 as compared to $255,000 for 1999 in order to keep Mr. Callon's salary level competitive with the chief executive officer position at peer group companies as well as taking into account the subjective factors described above under "Base Compensation." See "Executive Compensation." In particular, the Committee considered Mr. Callon's leadership role in overseeing the Company's successes during 1999 and 2000 with respect to its drilling and acquisition program, particularly in the Gulf of Mexico deepwater region, and capital market financing activities.

         Under the Bonus Plan formula set by the Compensation Committee, Fred L. Callon earned a bonus of $211,000 during 2000. Mr. Callon was granted 110,000 additional stock options during 2000.

                                                 B. F. Weatherly, Chairman
                                                 Robert A. Stanger
                                                 John C. Wallace
                                                 Richard O. Wilson

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change for the five years ended December 31, 2000, in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return for the (i) NASDAQ Market Value Index, (ii) NYSE Market Value Index and (iii) Media General Financial Services Industry and Market Index of SIC Group 121 (the "Industry Group Index") consisting of oil and gas companies.


             [COMPARISON OF CUMULATIVE TOTAL RETURN (1) LINE GRAPH]


                                    12/29/1995       12/31/1996       12/31/1997       12/31/1998     12/31/1999     12/29/2000
                                    ----------       ----------       ----------       ----------     ----------     ----------
Callon Petroleum Company (2)           $100             $ 53             $ 61             $ 86           $ 68           $ 60
NASDAQ Market Index (2)                $100             $124             $152             $214           $378           $238
NYSE Market Index (2)                  $100             $120             $158             $189           $206           $211
Industry Group Index                   $100             $129             $120             $ 78           $109           $158


(1) The comparison of total return on an investment for each of the periods assumes that $100 was invested on December 29, 1995, in each of the Company, the NASDAQ Market Index, the NYSE Market Index and the Industry Group Index, and that all dividends were reinvested.

(2) The Company's Common Stock was traded on the Nasdaq NMS from September 19, 1994 until April 21, 1998. On April 22, 1998, the Company's Common Stock began trading on the New York Stock Exchange.

                                   PROPOSAL II

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2001. At the Annual Meeting, the Board of Directors will present a proposal to the shareholders to approve and ratify the engagement of Arthur Andersen LLP. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

         Management recommends that the shareholders approve and ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001. Unless otherwise indicated, all properly executed Proxies received by management will be voted for such ratification at the Annual Meeting. An adverse vote will be considered as a direction to the Audit Committee of the Board of Directors to select other auditors in the following year.

                 SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

         Shareholders who desire to present proposals at the 2002 Annual Meeting of Shareholders and to have proposals included in the Company's proxy materials must submit their proposals to the Company at its principal executive offices not later than December 11, 2001. If the date of the 2002 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2001 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2002 Annual Meeting of Shareholders.

         The persons named in the Company's form of proxy for the 2002 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 26, 2002, unless the Company changes the date of its 2002 Annual Meeting of Shareholders by more than 30 days from the date of the 2001 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2002 Annual Meeting of Shareholders.

         If the date of the 2002 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2001 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

         In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

                              FINANCIAL STATEMENTS

         Financial statements of the Company for its most recent fiscal year are contained in the 2000 Annual Report and the Company's Report on Form 10-K. Copies of the Company's Annual Report and the Company's Report on FORM 10-K ARE AVAILABLE TO SHAREHOLDERS UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, CALLON PETROLEUM COMPANY, 200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120.


                                 OTHER BUSINESS

         The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those described above. If other business comes before the Annual Meeting, the persons named on the Proxy will vote the Proxy in accordance with what they consider to be in the best interests of the Company and its shareholders.

                                           By order of the Board of Directors

                                           /s/

                                           Fred L. Callon
                                           President and Chief Executive Officer

Natchez, Mississippi
April 10, 2001

                                   APPENDIX I.

                            CALLON PETROLEUM COMPANY
                             AUDIT COMMITTEE CHARTER

The Audit Committee (the "COMMITTEE") of Callon Petroleum Company (the "COMPANY") is a committee of the Board of Directors. The Committee's function is to assist the Board of Directors in fulfilling its oversight responsibilities to shareholders, potential shareholders, and the investment community relating to corporate accounting and financial reporting practices. In fulfilling this function, the Committee's primary purposes are to:

         1. Serve as an independent and objective party to monitor (a) the financial information which will be provided to any government body or the public; (b) the systems of internal controls which management and the Board of Directors have established; and (c) the Company's accounting and financial reporting processes.

         2. Review and appraise the audit efforts of the Company's independent accountants.

         3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board of Directors for approval.

I.       MEETINGS

The Committee will meet at least annually or more frequently as circumstances dictate. The Committee may ask members of management or others to attend these meetings and provide pertinent information as necessary. The Committee will meet not less than once annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these persons believe should be discussed privately with the Committee.

II.      MEMBERSHIP

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange as described in Section 303 of the New York Stock Exchange's Listed Company Manual. The Board of Directors shall appoint the members of the Committee.

III.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee will:

Independent Accountants

         1. Confirm with the independent accountants their ultimate accountability to the Board of Directors and the Committee, as representatives of the shareholders.

         2. Select and recommend to the Board of Directors the independent accountants to be engaged (or to be proposed for shareholder approval), review and evaluate the independent accountants, and recommend to the Board of Directors the discharge of the independent accountants when circumstances warrant.

         3. Oversee the independence of the independent accountants by, among other things, (a) receiving from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1; (b) actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants; and (c) recommending to the Board of Directors the appropriate action to be taken in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

Review of Financial Information

         4. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

         5. Review with management and the independent accountants at the completion of the annual examination:

                  a. The Company's annual financial statements and related footnotes.

                  b. The independent accountants' audit of the financial statements and his or her report thereon.

                  c. Any significant changes required in the independent accountants' audit plan.

                  d. Any serious difficulties or disputes with management encountered during the course of the audit.

                  e. Other matters related to the conduct of the audit, which are required to be communicated to the Committee by Statement on Auditing Standards No. 61, or otherwise under generally accepted auditing standards or any other concerns.

         6. Report to the Board of Directors whether or not the Committee recommends that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         7. If warranted, review and discuss with management and the independent accountants each SEC report prior to its filing with the SEC or prior to the release of earnings if significant events, transactions and/or changes in accounting estimates, which were considered by the independent accountants in performing the quarterly reviews, have affected the quality of the Company's financial reporting.

Auditing, Accounting and Financial Reporting Processes

         8. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         9. Review any analysis prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         10. Review any major changes to the Company's auditing and accounting principals and practices as suggested by the independent accountants or management.

         11. Address other matters required to be communicated between the Committee, management and the independent accountants related to financial reporting under Statement on Auditing Standards No. 61.

Additional Responsibilities

         12. Report actions of the Committee to the Board of Directors with such recommendations as the Committee may deem appropriate.

         13. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

         14. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                            CALLON PETROLEUM COMPANY

               200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 4, 2001

  The undersigned hereby constitutes and appoints John S. Callon and Fred L. Callon and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Callon Petroleum Company, held of record by the undersigned on March 23, 2001, at the Annual Meeting of Shareholders to be held in the Ballroom of the Isle of Capri Hotel, 645 Canal Street, Natchez, Mississippi 39120 on May 4, 2001, and at any adjournments thereof, on all matters coming before said meeting.

  IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                         (To be signed on reverse side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            CALLON PETROLEUM COMPANY

                                   MAY 4, 2001

               o Please Detach and Mail in the Envelope Provided o


[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                 FOR        WITHHOLD            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
                        authority for all       PROPOSAL 2.
1.  ELECTION                Nominees                                                                     FOR   AGAINST  ABSTAIN
    OF
    DIRECTORS   [ ]           [ ]     NOMINEES:  Robert A. Stanger        2. To ratify the appointment   [ ]     [ ]      [ ]
                                                 John C. Wallace             of Arthur Andersen LLP as
To withhold authority to vote                    Richard O. Wilson           independent public accountants.
for any specific nominee(s),
mark the "FOR" box and write                                              3. In their discretion, the Proxies are authorized
the name of each such nominee,                                               to vote upon such other business as may properly
on the line provided below.                                                  come before the meeting or any adjournments thereof.

                                                                          THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN
-------------------------------                                           THE  MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,
                                                                          THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF
                                                                          DIRECTORS AND "FOR" PROPOSAL 2.

                                                                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                          PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE
                                                                          ENCLOSED.










 SIGNATURE                          DATE          SIGNATURE                            DATE
          -------------------------      --------           --------------------------      ---------

 Note: Please sign exactly as name appears hereon. Joint owners should each sign. when signing as attorney, executor, administrator, trustee or as guardian, please indicate your full title as such.